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                                                                    Exhibit 99.1

(NAVISITE LOGO)


CONTACTS:
Jeffrey Hodnett                                   Sharon Barclay
NaviSite, Inc.                                    Blanc and Otus
978.946.7833                                      (617) 451-2070
Jhodnett@NaviSite.com                             sbarclay@blancandotus.com

                NAVISITE, INC. REPORTS FIRST QUARTER 2004 RESULTS

     - Company Achieves Positive EBITDA(1) ;Gross Profit Increases to 21% -

ANDOVER, MASS. - DECEMBER 16, 2003 - NaviSite, Inc. (NASDAQ SC: NAVI), a provider of application management, content distribution, messaging and infrastructure management services, yesterday reported financial results for its first quarter of fiscal 2004 which ended October 31, 2003.

For the first quarter of fiscal year 2004, total revenue increased 48% to $23.5 million from $15.9 million in the first quarter of fiscal year 2003. Gross profit was $4.9 million (approximately 21% of revenue), including a $0.6 million impairment charge, compared to a gross deficit of $0.6 million in the first quarter of fiscal year 2003. Net loss for the first quarter totaled $3.4 million, or $0.14 per share, versus a $10.0 million net loss, or $1.60 per share, in the first quarter of fiscal year 2003. Comparative first quarter fiscal year 2003 operating results have been restated to reflect, on an "as if pooling" basis, our related party acquisitions of ClearBlue Technologies Management, Inc. and certain subsidiaries of ClearBlue Technologies, Inc., as explained in our filing on Form 10-Q for the three-months ended October 31, 2003. The company reported EBITDA (1) (Earnings Before Interest, Taxes, Depreciation, and Amortization) of approximately $0.7 million for the first quarter of fiscal year 2004, including impairment and restructuring charges of approximately $1.1 million; excluding these charges first quarter EBITDA was approximately $1.8 million, compared to an EBITDA (1) loss of $3.0 million in the first quarter of fiscal year 2003. This marked the first EBITDA (1) positive quarter in NaviSite's history.

NaviSite's unaudited financial results for the first quarter of fiscal year 2004 have also improved compared to the unaudited restated results for the fourth quarter of fiscal year 2003 (fourth quarter 2003 results have also been restated from originally reported results for the reason discussed in the paragraph above). Our total revenue of $23.5 million for the first quarter of fiscal year 2004, increased approximately $1.0 million, or about 5%, from restated revenue of $22.4 million in the fourth quarter of fiscal year 2003. First quarter gross profit of 21% increased 11 percentage points from a gross profit of 10% in the fourth quarter of fiscal year 2003 on a restated basis.

"NaviSite has built an integrated infrastructure platform targeting a specific set of growth market opportunities in messaging, software distribution services, application services and hosting," said Arthur Becker, chief executive officer of NaviSite. "The company's first quarter performance demonstrates the potential of this operational platform for margin improvement and profitability through operating leverage and continued cost efficiency gains. Gross profit reached $4.9 million in our first quarter, an improvement of 111% from NaviSite's fourth quarter of fiscal year 2003 and reflects the ongoing realization of the cost and infrastructure synergies that have greatly improved our

        Corporate Headquarters: 400 Minuteman Road Andover MA 01810 USA
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operating leverage. With our service and operational platforms now largely assembled, we are ready to focus our efforts on achieving our market leadership objectives."

2004 STRATEGIC OUTLOOK

During fiscal 2004, NaviSite's objective is to leverage its integrated platform across several segments of the mid-market managed services market with content delivery, messaging services, applications services and co-location offerings. By focusing on the needs of the growing middle market (customers spending $1.5 million or less on technology per year) NaviSite is addressing these companies' unmet needs by offering a flexible and modular portfolio of adaptable solutions that help them manage and grow their businesses, simplify their technology buying decisions, and provide low-priced entry points. Elements of this strategic plan include:

Leverage NaviSite's unique platform: Leverage the operation and technical synergies inherent in our platform to the delivery of services that solve everyday problems such as the hosting and management of corporate e-mail or the secure network-based mass distribution of software and media.

New customer acquisition: NaviSite is also marketing its comprehensive service solutions offering to new customers, utilizing its focus on markets such as Messaging and Application Management which allow new customers to cost-effectively purchase multiple services from a common source.

Increase average customer spend: NaviSite is aggressively seeking to raise its portion of existing customers' average IT budgets by cross- and up-selling three key elements of its broad product offering. These cross selling opportunities are:

      -     Offering application hosting to messaging customers

      -     Offering application hosting to content delivery services customers

      -     Offering messaging to application hosting customers

Selected future acquisitions: NaviSite continues a disciplined search for acquisition opportunities that meet certain criteria such as being EBITDA accretive, adding functionality to the product line, growing market share, and/or bringing additional vertical market opportunities.

"Having nearly completed the integration of several acquisitions in fiscal year 2003 and early fiscal year 2004, including cost reductions and facilities consolidations, NaviSite's leaner operating base can now yield significantly increased gross profit margins from every incremental dollar of revenue," Jim Pluntze, chief financial officer said. "During fiscal year 2004, our goals include growing our EBITDA (1) from current levels, and achieving positive cash flow from operations."

Becker concluded, "Fiscal 2004 is NaviSite's year to realize the benefit of the integrated product portfolio strategy that we have successfully created over the past year. As we move past the integration stage of the company, we have carefully assembled the product set and the critical mass necessary to be competitive and compelling to our customers, and are poised to enter the next stage of NaviSite's history as a market leader in three under-served markets that are experiencing solid annual growth."

The Company believes that its non-GAAP measure of EBITDA (1) provides investors with a useful supplemental measure of the Company's operating performance by excluding the impact of Interest, Taxes, Depreciation, and Amortization. Management uses EBITDA (1) to assist in evaluating the Company's operating performance. These non-GAAP results should be evaluated in light of the Company's financial results prepared in accordance with United States generally accepted accounting


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principles ("GAAP"). A table reconciling the Company's EBITDA to net loss is included in the consolidated financial statements in this release.

CONFERENCE CALL SCHEDULED FOR DECEMBER 16TH

NaviSite will hold a conference call to discuss its fiscal 2004 first quarter results at 8:30 a.m. Eastern Time on December 16, 2003.

CALL IN #: 888.482.0024
INTERNATIONAL CALL IN #: 617.801.9702
PASS CODE: NaviSite (verbal).
Call-in details can also be found on NaviSite's corporate website at www.navisite.com/earningscall.

(1) EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). Non-U.S. GAAP earnings measures do not have any standardized definition and are therefore unlikely to be comparable to similar measures presented by other reporting companies. This non-U.S. GAAP measure is provided to assist readers in evaluating NaviSite's operating performance. Readers are encouraged to consider this non-U.S. GAAP measure in conjunction with NaviSite's U.S. GAAP results.

ABOUT NAVISITE, INC.

Founded in 1997, NaviSite, Inc, (NASDAQ SC: NAVI) is a leading provider of application management, content distribution, messaging and infrastructure management services for more than 900 customers consisting of mid-market enterprises, divisions of large multinational companies, and government agencies. For more information, please visit http://www.navisite.com.

This release contains forward-looking statements, which address a variety of subjects including, for example, the expected future operating and financial results, including gross profit margins, EBITDA and cash flow, the expected benefits, capabilities and marketability of NaviSite's integrated infrastructure platform, NaviSite's strategic business plans for 2004, expected growth through acquisitions, and the expected outlook for the markets in which NaviSite operates. All statements other than statements of historical fact, including without limitation, those with respect to NaviSite's goals, plans and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: NaviSite's success, including its ability to improve its gross profit margins, improve its cash flows, expand its operations and revenues and reach and sustain profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; NaviSite may not be able to expand its operations in accordance with its business strategy; NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; NaviSite's acquisition of companies and businesses may not produce expected cost savings, operational efficiencies or revenues; NaviSite's products, technologies, and resources may not successfully operate with the technology, resources and/or applications of third parties; a further slow down in general economic conditions; NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage NaviSite's financial condition and results of operations; and increased competition and technological changes in the markets in which NaviSite's competes. For a detailed discussion of cautionary statements that may affect NaviSite's future results of operations and financial results, please refer to NaviSite's filings with the Securities and Exchange Commission, including NaviSite's most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management's current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.


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                  NAVISITE FINANCIAL TABLES Q1 FISCAL YEAR 2004
                                 EBITDA SUMMARY

                                                     THREE MONTHS ENDED OCTOBER 31,
                                                 -------------------------------------
                                                   2003                         2002
                                                 --------                     --------
                                                       (In thousands, unaudited)
Net loss, as reported                            $ (3,353)                    $(10,005)

Depreciation and amortization                       3,484                        3,350
Interest, net                                         545                        3,635
Taxes                                                  --                           --
                                                 --------                     --------
EBITDA                                           $    676                     $ (3,020)
                                                 ========                     ========


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                  NAVISITE FINANCIAL TABLES Q1 FISCAL YEAR 2004
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                              THREE MONTHS ENDED OCTOBER 31,
                                                                                          -------------------------------------
                                                                                            2003                         2002
                                                                                          --------                     --------
                                                                                          (in thousands, except per share data)
Revenue:
Revenue                                                                                   $ 23,473                     $ 14,561
Revenue, related parties                                                                        --                        1,310
                                                                                          --------                     --------
Total revenue                                                                               23,473                       15,871
Cost of revenue                                                                             17,924                       16,495
Impairment and restructuring                                                                   633                           --
                                                                                          --------                     --------
Total cost of revenue                                                                       18,557                       16,495
                                                                                          --------                     --------
Gross profit, (loss)                                                                         4,916                         (624)
Operating expenses:
Product development                                                                            348                          382
Selling and marketing                                                                        1,972                        1,287
General and administrative                                                                   4,958                        3,677
Impairment and restructuring                                                                   456                           --
                                                                                          --------                     --------
Total operating expenses                                                                     7,734                        5,346
                                                                                          --------                     --------
Loss from operations                                                                        (2,818)                      (5,970)
Other income (expense):
Interest income                                                                                 64                          305
Interest expense                                                                              (609)                      (3,940)
Other income (expense), net                                                                     10                         (400)
                                                                                          --------                     --------
Net loss                                                                                  $ (3,353)                    $(10,005)
                                                                                          --------                     --------
Basic and diluted net loss per common share                                               $  (0.14)                    $  (1.60)
                                                                                          ========                     ========
Basic and diluted weighted average number of common shares outstanding                      24,506                        6,270
                                                                                          ========                     ========


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                  NAVISITE FINANCIAL TABLES Q1 FISCAL YEAR 2004
                           CONSOLIDATED BALANCE SHEETS

                                                                                         OCTOBER 31,           JULY 31,
                                            ASSETS                                          2003                 2003
                                                                                          ---------           ---------
                                                                                        (in thousands, except par value)
Current Assets:
Cash and cash equivalents                                                                 $   2,898           $   3,862
Accounts receivable, less allowance for
doubtful accounts of $1,847 and $2,030 at
October 31, 2003 and July 31, 2003, respectively                                             17,218              14,741
Due from related parties                                                                        125                  --
Prepaid expenses and other current assets                                                     4,674               4,011
                                                                                          ---------           ---------
Total current assets                                                                         24,915              22,614
Property and equipment, net                                                                  20,039              22,165
Customer lists, less amortization of $4,571 and
$3,724 at October 31, 2003 and July 31, 2003,
respectively                                                                                 11,181              12,052
Goodwill                                                                                      3,206               3,206
Other assets                                                                                  6,069               6,280
Restricted cash                                                                               2,182               3,054
                                                                                          ---------           ---------
Total assets                                                                              $  67,592           $  69,371
                                                                                          =========           =========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts receivable financing line, net                                                   $   9,269           $   6,358
Current notes payable                                                                         1,181               1,211
Capital lease obligations, current portion                                                    2,927               3,268
Current note payable to related party                                                         3,000               3,000
Accounts payable                                                                              4,122               4,371
Accrued expenses                                                                             16,316              17,580
Deferred revenue                                                                              2,722               2,993
Customer deposits                                                                               129                 134
                                                                                          ---------           ---------
Total current liabilities                                                                    39,666              38,915
Capital lease obligations, less current portion                                               1,541               1,907
Accrued restructuring, less current portion                                                   3,933               3,476
Note to AppliedTheory estate                                                                  6,000               6,000
Other long-term liabilities                                                                   2,111               2,194
                                                                                          ---------           ---------
Total liabilities                                                                            53,251              52,492
Commitments and contingencies
Stockholders' equity:


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
Preferred Stock, $0.01 par value.  Authorized
5,000 shares; no shares issued or outstanding
at October 31, 2003 and July 31, 2003                                                            --                  --
Accumulated other comprehensive income (loss)                                                    15                 (16)
Common Stock, $0.01 par value.  Authorized 395,000
shares; issued and outstanding 24,691 and 23,412
at October 31, 2003 and July 31, 2003                                                           248                 235
Additional paid-in capital                                                                  435,934             432,399
Accumulated deficit                                                                        (421,856)           (415,739)
                                                                                          ---------           ---------
Total stockholders' equity                                                                   14,341              16,879
                                                                                          ---------           ---------
Total liabilities and stockholders' equity                                                $  67,592           $  69,371
                                                                                          =========           =========


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